EXHIBIT 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Registration Statement on Form S-4 of Communications Systems, Inc. of our report dated October 18, 2021, relating to the combined financial statements of Hawaii Energy Connection, LLC and E-Gear, LLC, for the years ended December 31, 2020 and 2019.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Baker Tilly US, LLP

Minneapolis, Minnesota

November 12, 2021